SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2001

SOUTH TEXAS DRILLING & EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

State of Texas    2-70145                   74-2088619
(State or other jurisdiction  (Commission              (IRS Employer
of incorporation)   File Number)         Identification No.)

9310 Broadway, Building 1
San Antonio, Texas          78217
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code   (210) 828-7689

______________________________________________________________________________

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

On March 30, 2001, the Registrant issued $9,000,000 in principal amount of its 4.86%
Convertible Subordinated Debenture (the "Debenture") to WEDGE Energy Services, L.L.C.
("WEDGE"). The Debenture is due and payable on March 29, 2002, and is subordinated to the
Registrant's outstanding bank debt or debt incurred under current bank facilities of the Registrant, or any extension or renewal of any such debt.  The Debenture is convertible at the option of either the Registrant or the holder of the Debenture into 2,400,000 shares of the Registrant's Common
Stock ($3.75 in principal amount per share), subject to the approval of such conversion right by the shareholders of the Registrant.

WEDGE currently holds 4,841,007 shares of the Registrant's Common Stock, which equals
39.9%  of the 12,145,921 shares of the Registrant's Common Stock currently outstanding, or 32.0% of the Registrant's Common Stock outstanding assuming the exercise of all currently outstanding
Options, Warrants or rights to convert Preferred Stock into Common Stock, but not assuming the conversion of the Debenture.  After the conversion of the Debenture into the 2,400,000 shares described above, WEDGE will hold an aggregate 7,241,007 shares of the Registrant's Common
Stock, or 49.8% of the Registrant's Common Stock outstanding or 41.3% of the Registrant's
Common Stock outstanding assuming the exercise of all currently outstanding Options, Warrants or rights to convert Preferred Stock into Common Stock.

Under the terms of the agreement pursuant to which the Debenture was issued, the Registrant and its Board of Directors agreed to support and cause to be placed on the ballot at each election of directors of the Registrant not less than one nominee designated by WEDGE so long as WEDGE holds at least 10% of the outstanding Common Stock of the Registrant and not less than two nominees designated by WEDGE so long as WEDGE holds at least 25% of the outstanding
Common Stock of the Registrant.  Effective March 30, 2001, James M. Tidwell, Vice President and
Chief Financial Officer of WEDGE was appointed to the Board of Directors, joining William H.
White as the two nominees of WEDGE on the Board of Directors.

Item 2.  Acquisition or Disposition of Assets.

 On March 30, 2001, a wholly owned subsidiary of the Registrant acquired substantially all of the drilling related assets of Mustang Drilling, Ltd., a privately held Texas limited partnership headquartered in Henderson, Texas.  The assets acquired (the "Mustang Assets") consist primarily of four mechanical drilling rigs, comprised of three 12,500 foot depth capacity rigs and one 14,000 foot rig, a partially completed rig and rolling stock. The Registrant believes that the acquisition of the Mustang Assets will provide a new market for its drilling services in East Texas.

 The Registrant paid a cash purchase price of  $12,000,000 for the Mustang Assets.  The purchase price was the result of arms length negotiation between the Registrant and the owners of
Mustang Drilling, Ltd.

 The source of funds for the acquisition of the Mustang Assets was $9,000,000 from a private placement of a 4.86% Subordinated Convertible Debenture (the "Debenture") in the principal amount of $9,000,000, convertible into 2,400,000 shares of the Registrant's Common Stock ($3.75 in principal amount per share of Common Stock) and borrowings under a $12,000,000 credit facility
with a current lender.  The Debenture was purchased by WEDGE Energy Services, L.L.C.   See Item
1.   Changes in Control of Registrant of this report for a more detailed description of the Debenture and the relationship between WEDGE Energy Services, L.L.C. and the Registrant.

Item 5. Other Events.

 James M. Tidwell was appointed to the Board of Directors, effective March 30, 2001.
Separately, Richard Phillips submitted his resignation from the Board of Directors.

Item 7.  Financial Statements and Exhibits.

 The financial statements required by Item 7 are not included in this report, but will be filed within 60 days after the date this report is filed.

SIGNATURES

 Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2001   SOUTH TEXAS DRILLING & EXPLORATION, INC.

      By:      /s/ Wm. Stacy Locke

       Wm. Stacy Locke, President